UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


             MARCH 31, 2005                            33-05188-A
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       Date of  Report (Date  of                 Commission File Number
       earliest event reported)

                              PHONE1GLOBALWIDE, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                               65-0669842
  ---------------------------------         -----------------------------------
  (State or other jurisdiction of             (I.R.S. Employer Identification
   incorporation or organization)              Number)


                        100 N. BISCAYNE BLVD., SUITE 1200
                              MIAMI, FLORIDA 33132
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              (Address of Principal Executive Offices) (Zip Code)



                                 (305) 371-3300
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              Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report.)

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

PHONE 1, INC. ENTERS INTO AN AGREEMENT WITH AMERITECH PAYPHONE SERVICES, INC.

On March 31, 2005, the Company's wholly-owned subsidiary, Phone 1, Inc. ("Phone 1"), entered into a 877-SBC-Value Services Agreement from SBC Payphones (the "Agreement") with Ameritech Payphone Services, Inc. for itself and as agent for nine of its affiliates which provide regional public pay telephone services ("SBC").

Pursuant to the Agreement, SBC will promote the use of Phone 1's operator services (1-877-SBC-Value services) to the users of public pay telephones owned and/or managed by SBC (the "SBC Payphones") located in the States of Arkansas California, Connecticut, Illinois, Indiana, Kansas, Michigan, Missouri, Nevada, Ohio, Oklahoma, Texas and Wisconsin. The 1-877-SBC-Value services, once implemented, could be used also in non-SBC Payphones, including public payphones, private phones and cellular phones.

The Agreement expires on December 10, 2007. However, if a party does not provide 30 days' termination notice to the other prior to December 10, 2007, the Agreement would renew for an additional one year term. The Agreement also provides for termination upon events of default usual and customary for an agreement of this type.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                PHONE1GLOBALWIDE, INC.

Date:  April 6, 2005            By: /s/ Syed Naqvi
                                    ----------------------------------------
                                    Name:   Syed Naqvi
                                    Title:  Chief Financial Officer